The date of this Prospectus Supplement is August 14, 2000

                                                                  Rule 424(b)(3)
                                                   Registration Number 333-88011

                            Prospectus SUPPLEMENT to
                        Prospectus dated November 9, 1999

                             Wild Oats Markets, Inc.
                                  Common Stock

The Prospectus dated November 9, 1999, is supplemented as follows:

Additional Selling Stockholders. The following table sets forth certain information with respect to the beneficial ownership of the common stock as of August 14, 2000, by each additional selling stockholder. These selling stockholders are donees of certain selling stockholders identified in the Prospectus.

                                                                   Beneficial          Number
                                                                   Ownership         Of Shares          Beneficial
                                                                     Prior             To be            Ownership
                                                                     to the          Registered           After
Name                                                                Offering      in the Offering      the Offering

Dorothy J. Black............................................              1,000               1,000         0
Boney Family Trust FBO Lindsey Boney........................             32,688              32,688         0
Boney Family Trust FBO Melissa Boney........................             32,688              32,688         0
Boney Family Trust FBO Nicholas Boney.......................             16,344              16,344         0
Boney Family Trust FBO Ryan Boney...........................             16,344              16,344         0
Boney Family Trust FBO Trevor Boney.........................             32,688              32,688         0
Boney Family Trust FBO Kelly Darr...........................             32,688              32,688         0
Kenneth Boney and Ruth Boney Revocable Trust................             26,151              26,151         0
Paul S. Boney...............................................             16,344              16,344         0
Linda A. Constein and Terry L. Constein.....................              1,000               1,000         0
Robert M. and Marcia L. Malkus..............................                510                 510         0
Declaration of Trust of Roberta R. Zimmer...................                878                 878         0
Darryl Whitaker.............................................              1,000               1,000         0